UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 5, 2022

Fresh Vine Wine, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-41147	87-3905007
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

505 Highway 169 North, Suite 255

Plymouth, MN 55441

(Address of Principal Executive Offices) (Zip Code)

(855) 766-9463

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	VINE	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On March 24, 2022, Fresh Vine Wine, Inc. (the “Company”) entered into an employment agreement with Ellen Scipta pursuant to which she commenced employment with the Company on March 30, 2022 and succeeded Elliot Savoie as the Company’s Chief Financial Officer, upon the Company filing with the Securities and Exchange Commission of its Annual Report on Form 10-K for the year ended December 31, 2021, which was filed on March 31, 2021. Mr. Savoie continues to be employed by the Company as Head of Corporate Development and Ventures. The Company relied on the instruction to Item 5.02(c) of Form 8-K to delay the filing of this Current Report to the date of the public announcement of Ms. Scipta’s appointment as Chief Financial Officer.

Under her employment agreement, which is for an indefinite term, Ms. Scipta is entitled to receive annual base salary of $255,000 and is eligible to receive an annual cash bonus commencing in 2022, the target amount of which will be equal to 65% of her base salary. The Company has agreed that the actual cash bonus for 2022 will be at least $50,000. Ms. Scipta is also eligible to receive additional discretionary bonuses based upon her performance on behalf of the Company and/or the Company’s performance in such amounts, in such manner and at such times as may be determined by the board of directors or a committee thereof.

While employed by the Company, and commencing in 2023, the Company will make annual grants to Ms. Scipta of (i) restricted stock unit awards having a value equal to 35% of her base salary (as determined in good faith by the Company’s board of directors or a committee thereof), which will vest one-third annually commencing on the first anniversary of the date of grant, and (ii) stock options, exercisable at fair market value on the grant date, having a value equal to 70% of her base salary (as determined in good faith by the Company’s board of directors or a committee thereof., which will vest one-third annually commencing on the first anniversary of the date of grant and the per share exercise price for such Stock Option will be equal to the closing price as of the date of grant. Ms. Scipta may also receive annual and periodic equity-based compensation awards, with the amount of such awards granted and the terms and conditions thereof to be determined from time to time by and in the sole discretion of the Company’s board of directors or a committee thereof. Ms. Scipta is also eligible to participate in the standard benefits which the Company generally provides to its full-time employees under its applicable plans and policies.

Upon commencement of her employment on March 30, 2022, Ms. Scipta was granted (i) a 100,000 share restricted stock award, which is subject to transfer and forfeiture restrictions, one-third of which lapsed on the date of grant, and one-third of which will lapse on each of the one-year and two-year anniversary of the date of grant, and (ii) a 200,000 share stock option award, one-third of which vested on the date of grant, and one-third of which will lapse on each of the one-year and two-year anniversary of the date of grant. The stock option has an exercise price equal to $3.30 (the fair market value of the Company’s common stock on the date of grant).

Under her employment agreement, if Ms. Scipta’s employment is terminated by the Company for any reason other than Cause (as defined in the employment agreement), or Ms. Scipta resigns as an employee of the Company for Good Reason (as defined in the employment agreement), so long as she has signed and has not revoked a release agreement, she will be entitled to receive severance in the form of continued base salary and bonus payments over a period of six months. In addition, if Ms. Scipta’s employment is terminated by the Company (or its successor) for a reason other than for Cause or as a result of her death or disability, or she voluntarily terminates her employment for Good Reason, in either case within twelve months following the occurrence of a Change in Control (as defined in the employment agreement) or within 90 days prior to a Change in Control, the vesting of all outstanding unvested equity-based incentive awards will accelerate. The employment agreement includes a provision allowing the Company to reduce the payment to which Ms. Scipta would be entitled upon a Change-in-Control transaction to the extent needed for her to avoid paying an excise tax under Internal Revenue Code Section 280G, unless she would be better off, on an after-tax basis, receiving the full amount of such payments and paying the excise taxes due.

Ms. Scipta’s employment agreement contains customary confidentiality and intellectual property covenants and a non-competition restriction that provides, among other things, that Ms. Scipta will not engage in a competitive business or solicit our employees or consultants for a period of one year after termination of employment. For such purpose, “competitive” business means a business primarily engaged in the development, production, marketing and/or sale of wine varietals and brands that are primarily marketed to consumers as embodying a connection to health, wellness and/or an active lifestyle in the United States and in any other country or U.S. territory in which the Company does business during the term of Ms. Scipta’s employment with the Company.

From February 2021 through October 2021, Ms. Scipta served as Chief Financial Officer of Intricon Corporation, a joint development manufacturer of advanced micro-medical technology, which is currently under agreement to be acquired by an affiliate of Altaris Capital Partners. Previously, Ms. Scipta served in various financial positions at Bio-Techne, a Minneapolis, Minnesota based manufacturer and retailer of life sciences and diagnostic products, since 2015, most recently as Vice President, Finance. Prior to that, Ms. Scipta was employed by CHS Inc., a diversified global agribusiness cooperative, since 2011, as Director of Financial Planning and Analysis and most recently as Director of Enterprise Strategy. Ms. Scipta has also held strategy and financial positions with Best Buy Co., Inc. and Target Corporation and was a strategy consultant with Price Waterhouse Coopers LLC. Ms. Scipta holds a Master of Business Administration from the Kelley School of Business, Indiana University, and a Bachelor of Science degree in Aeronautical and Astronautical Engineering from Purdue University.

In connection with her appointment as an officer of the Company, the Company expects to enter into the Company’s standard form indemnification agreement for directors and officers with Ms. Scipta. The indemnification agreement clarifies and supplements indemnification provisions already contained in the Company’s articles of incorporation and bylaws and generally provides that the Company shall indemnify its directors and officers to the fullest extent permitted by applicable law, subject to certain exceptions, against expenses, judgments, fines and other amounts actually and reasonably incurred in connection with their service as a director or officer and also provide for rights to advancement of expenses and contribution.

The foregoing summary of the employment agreement is qualified in all respects by the employment agreement itself, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein. The foregoing summary of the indemnification agreement is qualified in all respects to the form of such agreement, a copy of which is incorporated by reference as Exhibit 10.12 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Employment Agreement dated as of March 24, 2022 by and between Fresh Vine Wine, Inc. and Ellen Scipta
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRESH VINE WINE, INC.

Date: April 5, 2022	By:	/s/ Ellen Scipta
Ellen Scipta
Chief Financial Officer

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